EXHIBIT 99.2

March 28, 2003

A.I. Credit Corp.
160 Water Street
New York, New York 10038


Dear Sirs:


We have performed certain procedures (which were agreed to by A.I. Credit Corp., AICCO Inc., Imperial Premium Finance Inc., Imperial Premium Finance Inc., Imperial Premium Funding, Inc. and Bank One National Association, hereafter the "Specified Users") with respect to certain accounting information prepared by A.I. Credit Corp. on behalf of A.I. Credit Corp., AICCO, Inc., Imperial Premium Finance, Inc., Imperial Premium Finance, Inc. and Imperial Premium Funding, Inc. (collectively, the "Servicer") and contained in monthly reports titled "AIG Credit Premium Finance Master Trust Series 2002-1 Monthly Noteholders' Statement" (the "Noteholders' Statements," attached hereto as Appendix C). The Noteholders' Statements are prepared by responsible officials of A.I. Credit Corp., and relate to the beneficial interest in receivables transferred to the AIG Credit Premium Finance Master Trust, Series 2002-1, (the "2002 Receivables Pool") by A.I. Receivable Transfer Corp. Responsible officials of A.I. Credit Corp. are hereafter referred to as "Management".

This agreed-upon procedures engagement was conducted in accordance with the attestation standards established by the American Institute of Certified Public Accountants. These procedures were performed solely to assist the Specified Users in evaluating Management's assertions about the Servicer's compliance with the Sale and Servicing Agreement, dated November 8, 1999 (the "Agreement"), as it relates to the Noteholders' Statements, as set out in the "Annual Servicer's Certificate", attached hereto as Appendix C. The Agreement is among AIG Credit Premium Finance Master Trust as Issuer, A.I. Receivables Transfer Corp as Seller, A.I. Credit Corp., AICCO, Inc., Imperial Premium Finance, Inc. [a Delaware Corporation], Imperial Premium Finance Inc. [a California Corporation], and Imperial Premium Funding, Inc. (collectively as Original Transferor) and Bank One, National Association as Indenture Trustee (the "Trustee").

Our procedures and related findings are set forth in Appendices A and B and Noteholders' Statements are set forth in Appendix C.

Unless otherwise defined herein, capitalized terms in this letter and in Appendix A shall have the same meaning as those specified in the Agreement, the AIG Premium Finance Master Trust Prospectus Supplement, dated July 23, 2002 (the "2002-1 Supplement") and the related Base Indenture.

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The sufficiency of these procedures is solely the responsibility of those users specified in this report. Consequently, we make no representation regarding the sufficiency of the procedures set forth herein either for the purpose for which this report has been requested for any other purpose.

For purposes of this report, the Specified Users have agreed that differences of 5% or less of each reported balance on the Noteholders' Statement (up to a maximum of 1% of Principal Receivables) will be considered immaterial and as such will not be reported to you, and that differences which exceed 5% will be considered material and will be reported to you.

We were not engaged to, and did not, perform an examination, the objective of which would be the expression of an opinion on Management's assertion about the Servicer's compliance with the Agreement as it relates to the Noteholders' Statements. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the use of Management and the Specified Users and is not intended to be and should not be used by anyone other than these specified parties.














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                                   APPENDIX A



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NOTEHOLDERS' STATEMENTS


We performed the procedures enumerated below:

o We obtained six monthly AIG Credit Premium Finance Master Trust Series 2002-1 Noteholders' Statements covering the period from July 1, 2002 to December 31, 2002 (the "six month period") from the Servicer.

o With respect to the Noteholders' Statement for each of the months in the six-month period, we performed the procedures set forth below with respect to each Noteholder Statement caption. The procedures and findings are presented in the same order and with the same captions as those used in each Noteholders' Statement.

A. INFORMATION REGARDING THE CURRENT MONTHLY PAYMENT (STATED ON THE BASIS OF $1,000 ORIGINAL NOTE PRINCIPAL AMOUNT)

        a.) We obtained the Servicer's internal calculation Worksheets (the "Worksheets") supporting each Noteholders' Statement. We were advised by Management that such Worksheets set forth the balances, amounts and percentages used by the Servicer to compute the information required by the Agreement.

        b.)     Using the applicable Worksheets we performed the following:

        Item 1 (Class A, B, and C Monthly Interest)

        o The total monthly payment, calculated as the sum of principal, interest, additional interest, and deficiency amount, for holders of Class A, B, and C Notes.

        o       The initial noteholder balance at the date of original issue.

        We divided the total monthly payment by the initial noteholder balance, multiplied by one thousand, and compared and agreed the results of the calculation to Item 1 on each Noteholders' Statement without exception.

        Items 2, 3, 4 (Class A, B, and C Monthly Interest)

        We divided the individual principal payment for each class by their initial noteholder balance and multiplied by one thousand. We were advised by Management that items 2, 3 and 4 are not applicable as neither the Controlled nor Rapid Amortization Period has yet to commence. We noted zero balances were recorded in items 2, 3 and 4 of each Noteholders' Statement.

        Items 5, 8, and 12 (Class A, B, and C Monthly Interest)

        We divided the individual monthly interest payment for each class from the applicable worksheet by the initial noteholder balance and multiplied by one thousand. The results of the calculation were compared


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        and agreed to Items 5, 8 and 12, respectively, on each Noteholders'
        Statement without exception.

        Items 6, 7, 9, 10, 13, 14 (Class A, B, and C Additional Interest and Deficiency Amount)

        We noted that the individual additional interest and deficiency amounts for each class from the applicable worksheet were zeroes. Management informed us that circumstances requiring the computation of the following balances and amounts did not occur:

        o       Additional Interest for any Class

        o       Deficiency Interest for any Class

        We noted zero balances were recorded in Items 6, 7, 9, 10, 13 and 14 on each Noteholders' Statement.

        Items 11 and 15 (Class B and C Prior Period Interest)

        We noted that the individual prior period interest for each class were zeroes. Management informed us that these items are not applicable as the circumstances giving rise to such events have not occurred.

        We noted zero balances were recorded in these items of each Noteholders' Statement.

B       INFORMATION REGARDING THE PERFORMANCE OF THE TRUST

        1. Collections of Principal Receivables:

        (a) Using the applicable Worksheets, we recomputed the aggregate amount of Collections of Principal Receivables by multiplying the Principal Receivable Collections by its Floating Investor Percentage. The results of the procedures set forth in items (i) and (ii) below, as follows:

                (i) The Principal Receivable Collections was recalculated using reports from the Servicer's sub-ledger systems, by adding the monthly amounts under captions "Beginning Loan Balance", "New Business Amount Financed", "Revenue Earned", "Beginning Drafts Pending", and "Recoveries Received", and subtracting monthly amounts under captions "Ending Drafts Pending", "Gross Charge-offs", and "Ending Loan Balance", to derive the Total Collections Received for the month. We then subtracted the amount of Collections of Finance Charge Receivables to derive the Principal Receivable Collections, and added:

                (ii) From the sum derived in (i) above, we added the aggregate monthly Collections of Finance Charge Receivables, including recoveries from each applicable Worksheet.

                (iii) We multiplied the summarized amounts in (i) and (ii) above by the Floating Investor Percentage at the beginning of the Monthly Period obtained from the applicable Worksheets. The resulting recalculated aggregate amount of Collections of Principal Receivables


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                        attributable to the Investors was compared and agreed to
                        the related amount on each applicable Worksheets, without exception.

        2. Noteholders Investor Interests and Principal Receivables in the
           Trust:

        (a) To recalculate the amount of Principal Receivables, we obtained the Worksheets and Servicer's monthly trial balance and aggregated the following captions "Notes Receivable" as of month end less "Deferred Revenue" and "Drafts Pending > 30 days." The results of the recalculation were compared and agreed to the corresponding item in each Noteholders' Statement without exception.

        (b) We compared and agreed the sum of Items (c), (d) and (e) below to the Noteholders' Statement without exception.

        (c) Class A Investor Interest as of the end of the related Interest Period.

                We compared and agreed the amount to the 2002-1 Supplement and were advised by Management that this amount is static at $450,000,000 (for each selected month) as this is fixed term deal until amortization commences.

        (d) Class B Investor Interest as of the end of the related Interest Period.

                We compared and agreed the amount to the 2002-1 Supplement and were advised by Management that this amount is static at $16,755,000 (for each selected month) as this is fixed term deal until amortization commences.

        (e) Class C Investor Interest as of the end of the related Interest Period.

                We compared and agreed the amount to the 2002-1 Supplement and were advised by Management that this amount is static at $11,968,085 (for each selected month) as this is fixed term deal until amortization commences.

        (f) We compared and agreed the sum of Items (g), (h), and (i) below to the Noteholders' Statement without exception.

        (g) The average daily Class A Investor Interest with respect to the related Interest Period.

                We compared and agreed the amount in Item 2(c) above to the corresponding item in each Noteholders' Statement without exception. We were advised by Management that the amount is static until amortization commences. We were further advised by Management that amortization has not commenced.

        (h) The average daily Class B Investor Interest with respect to the related Interest Period

                We compared and agreed the amount in Item 2(d) above to the corresponding item in each Noteholders' Statement without exception. We were advised by Management that the amount is static until amortization commences. We were further advised by Management that amortization has not commenced.


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        (i)     The average daily Class C Investor Interest with respect to the related Interest Period

                We compared and agreed the amount in Item 2(e) above to the corresponding item in each Noteholders' Statement without exception. We were advised by Management that the amount is static until amortization commences. We were further advised by Management that amortization has not commenced.

        (j) The Floating Investor Percentage with respect to the related Transfer Date.

                We recalculated by dividing the Average Daily Investor Interest (from Item 2(f) above) by the Total Trust Assets at the beginning of the month. The results of the recalculation were compared and agreed to the corresponding item in each Noteholders' Statement without exception.

        (k) We were advised by Management that the Class A Floating Allocation with respect to the related Transfer Date is the Initial Class A Principal amount established as per the 2002-1 Series Supplement divided by the total Class A, B, and C initial Investor Interests.

        (l) We were advised by Management that the Class B Floating Allocation with respect to the related Transfer Date is the Initial Class B Principal amount established as per the 2002-1 Series Supplement divided by the total Class A, B, and C initial Investor Interests.

        (m) We were advised by Management that the Class C Floating Allocation with respect to the related Transfer Date is the Initial Class C Principal amount established as per the 2002-1 Series Supplement divided by the total Class A, B, and C initial Investor Interests.

        (n) The Fixed Investor Percentage with respect to the related monthly period is a percentage equivalent of a fraction, the sum of items (o), (p), and (q) below. We recalculated the percentage, and compared and agreed without exception.

        (o) The Class A Fixed Allocation with respect to the related monthly period is a percentage equivalent of a fraction, the numerator of which is the Class A Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. Management informed us that these are not applicable as the circumstances giving rise to such events have not occurred. We noted zero balances were recorded in these Items of each Noteholders' Statement.

        (p) The Class B Fixed Allocation with respect to the related monthly period.

                This amount is a percentage equivalent of a fraction, the numerator of which is the Class B Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. Management informed us that these are not applicable as the circumstances giving rise to such events have not occurred. We


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                noted zero balances were recorded in these Items of each
                Noteholders' Statement.

        (q) The Class C Fixed Allocation with respect to the related monthly period.

                This amount is a percentage equivalent of a fraction, the numerator of which is the Class C Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. Management informed us that these are not applicable as the circumstances giving rise to such events have not occurred. We noted zero balances were recorded in each Item of each Noteholders' Statement.

        (r) The outstanding principal balance of the Class A Notes as of the end of the day on the Payment Date.

                This amount is equal to the ending balance at the prepayment date, plus increases at the Payment Date, less Mandatory and/or Voluntary Decreases at the Payment Date. Using the applicable Worksheets, the outstanding principal balance was compared and agreed to the related item in each Noteholders' Statement without exception.

        (s) The outstanding principal balance of the Class B Notes as of the end of the day on the Payment Date.

                This amount is equal to the ending balance at the prepayment date, plus increases at the Payment Date, less Mandatory and/or Voluntary Decreases at the Payment Date. Using the applicable Worksheets, the outstanding principal balance was compared and agreed to the related item in each Noteholders' Statement without exception.

        (t) The outstanding principal balance of the Class C Notes as of the end of the day on the Payment Date.

                This amount is equal to the ending balance at the prepayment date, plus increases at the Payment Date, less Mandatory and/or Voluntary Decreases at the Payment Date. Using the applicable Worksheets, the outstanding principal balance was compared and agreed to the related item in each Noteholders' Statement without exception.

        (u) The balance of the Transferor Certificate as of the end of the related Monthly Period.

                Management informed us that these items are not applicable as the circumstances giving rise to such events have not occurred. We noted zero balances were recorded in these items of each Noteholders' Statement



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3.      Increases and Decrease in Investor Interests:

        Items (a) through (o):

        Increases and Decreases:

        We obtained the "AIG Master Trust Funding Activity" Worksheet from the Servicer, which detailed Original Issues, Additional Fundings, Mandatory and Voluntary Decreases by Noteholders for each month in the six month period. We compared and agreed the activity therein to the corresponding data in the Noteholders' Statements without exception.


4.      Delinquent Receivables:

        (a) For each month selected, we obtained the Servicer's system sub-ledger labeled "Worksheet for Aging Combined Trusts," and compared and agreed the following aging categories and amounts for each category between each Worksheet and each Noteholders' Statement. Using the aggregate outstanding balance amounts for each aging category below from the applicable Worksheet, and the total from the applicable Worksheets, we recalculated the percentage of trust receivables, and compared and agreed to the corresponding item in each Noteholders' Statement, without exception:

                o       1 to 30 days

                o       31 to 60 days

                o       61 to 90 days

                o       91 to 120 days

                o       121 to 150 days

                o       151 or more days


5.      Deferred Payment Obligations and Unfunded Receivables:

        (a) Aggregate amount of Principal Receivables representing the Deferred Payment Obligations.

                We obtained the Servicer's sub ledger system reports labeled "DPO Worksheets". We summarized and compared the activity therein to the corresponding amount for this item in each Noteholders' Statement, without exception.

        (b) Percentage of aggregate Principal Receivables balance representing Deferred Payment Obligations

                We recalculated this percentage by taking (a) above divided by the aggregate amount of Principal Receivables in the Trust as noted in item B2(a). The percentage of aggregate principal receivables balance percentage was compared and agreed to the


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                related amount for this item on each Worksheet, without
                exception.

        (c) Aggregate amount of Principal Receivables representing the amount of unfunded Receivables.

                We obtained the Servicer's system sub-ledger Worksheet for each month selected. We compared and agreed the activity therein to the corresponding data in each Noteholders' Statement, without exception.

        (d) Percentage of aggregate Principal Receivables balance representing the amount of unfunded Receivables.

                Recalculated by taking (c) above divided by the aggregate amount of Principal Receivables in the Trust as noted in item B2(a). The results of the calculation were compared and agreed to the corresponding items each Noteholders' Statement, without exception.


6.      Investor Default Amounts:

        Items (a), (b), (c) and (d): We obtained the "Investor Default Amount Allocable to Series" representing Servicer Write-offs for each month selected and added the Exchangeable Transferors Certificates share of the Default Amount, and multiplied the result by the Floating Investor Percentage for the Monthly Period (previously calculated in B2(j) above), to recompute the aggregate Default Amount. We recomputed the Default Amount for each of Class A, B and C in accordance with the allocation percentages in B2(k),(l),(m) and compared the result to the corresponding data in each Noteholders' Statement, without exception.


7.      Investor Charge Offs:

        Items (a)-(l): Management informed us that no charge-offs have occurred for the six-month period. We noted zero balances were recorded in these items of each Noteholders' Statement.


8.      Investor Serving Fee:

        Items (a) - (c): The Agreement provides that there will be no Servicing Fee paid to A.I. Credit. Accordingly, we noted zero balances were recorded in items a, b and c of Item 8 of each Noteholders' Statement with respect to the above requirements.


9.      Reallocations:

        Items (a) - (b): Management informed us that these are not applicable as the circumstances giving rise to such events have not occurred. We noted zero balances were recorded in these items of each Noteholders' Statement.


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10.     Collection of Finance Charge Receivables:

        We recomputed the aggregate amount of Collections of Finance Charge Receivables by multiplying the Finance Charges Collections from the applicable Worksheets by its Floating Investor Percentage from the applicable Worksheets. The results of the procedures set forth in items
        (i) and (ii) below, as follows:

        (i) Aggregate monthly Collections of Finance Charge Receivables including recoveries from the Worksheets

        (ii) We multiplied the summarized amounts above by the Floating Investor Percentage at the beginning of the Monthly Period. Such percentage was recalculated by us in accordance with the formula set forth in the Agreement.


11.     Available Funds:

        (a) The amount of Class A Available Funds on deposit in the Finance Charge Account on the related Transfer Date.

                We recalculated this item by multiplying the Collection of Finance Charges Receivables as noted in B10 above, by the Class A Floating Allocation percentage as noted in B2(k). The Class A Available Funds on deposit was compared and agreed to the related data on the applicable Worksheets, without exception.

        (b) The amount of Class B Available Funds on deposit in the Finance Charge Account on the related Transfer Date

                We recalculated this item by multiplying the Collection of Finance Charges Receivables as noted in B10 above, by the Class B Floating Allocation percentage as noted in B2(l). The Class B Available Funds on deposit was compared and agreed to the related data on the applicable Worksheets, without exception.

        (c) The amount of Class C Available Funds on deposit in the Finance Charge Account on the related Transfer Date

                We recalculated this item by multiplying the Collection of Finance Charges Receivables as noted in B10 above, by the Class C Floating Allocation percentage as noted in B2(m). The Class C Available Funds on deposit was compared and agreed to the related data on the applicable Worksheets, without exception.


12.     Pool Factor as of the Related Monthly Period:

        We were advised by Management that this item represents the Investor Interests as of the last day of any monthly period divided by the initial Investor Interests. The Pool Factor was agreed to the related data on the Worksheets, without exception.


13.     Yield Enhancement:

        The Agreement sets forth two required balances to be reported on. Management informed us that, by mutual agreement, the parties who have agreed to these procedures have added three additional captions and associated computations to this Item of the Agreement. Certain amounts


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        used by us to calculate items 13(a), 13(d)(g), and 13(h) below were obtained from Management.

        (a) Balance in the Yield Enhancement Account as of the related Monthly Period.

                We recalculated each month's amount as the Excess Spread deposited on the Related Transfer Date (See Item 13(c) below) at the end of the prior monthly period using the applicable Worksheets.

        (b) Available Yield Enhancement Amount with respect to the related Transfer Date

                1) For each month selected, we obtained the Monthly Principal Collections (See Items B(1) & B(6)(a)).

                2) By reference to the calculations performed in Item B(11)(a)(b)(c) above, we obtained the Collections of Finance Charge Receivables attributable to the Investors.

                3) We added (1) and (2) above, and multiplied the result by 4.0% (as required by the Agreement) and by the Floating Investor Percentages.

                4) We added the Class A, B and C monthly interest (See Item A(5),(8),(12) above)

                5) We compared (3) and (4) above and agreed the lesser amounts (which in all instances resided in (4) above) to the corresponding data in the applicable monthly Noteholder' Reports, without exception.

        (c)     Excess Spread with respect to the related Transfer Date

                (a)     We summarized the following:

                        o The aggregate of Class A, B and C Available Funds (See Item B(11)(a)(b)(c) above; less

                        o The Class A and B Monthly Interest (See Item A(5),(8) above); less

                        o The aggregate Class A Default Amount (See Item B(6)(b) above)

        We recalculated Excess Spread as the net of the results obtained in 13(c) above, and compared and agreed such amounts to the corresponding data in each Noteholders' Statement, without exception. We were informed by Management that there was no Additional Deficiency Interest or Servicing Fees in any month, both of which would impact the computation of Excess Spread.

        (d) Amount paid to Noteholders from Excess Spread on the related Transfer Date

                This monthly balance was recalculated using the following methodology:


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                o       Balance in the Yield Enhancement Account as of the
                        related Monthly Period (Item B13(a); plus

                o Available Yield Enhancement Amount with respect to the related Transfer Date (Item B13(b) above), plus

                o Excess Spread with respect to the related Transfer Date (Item B13(c) above), minus

                o Resulting balance in the Yield Enhancement Account on the related Transfer Date (Item B13(h) below), minus

                o Amount in excess of the 91 Day Delinquency Amount released from the Yield Enhancement Account (See Item B13(g) below).

        The net monthly results were compared and agreed to the corresponding data in each Noteholders' Statement, without exception.

        (e) Amount paid to noteholders from the Yield Enhancement Account on the related Transfer Date. Management informed us that this is not applicable as the circumstances giving rise to such events have not occurred. We noted zero balance was reported in this Item of each Noteholders' Statement.

        (f)     91 Day Delinquency Amount as of the related Transfer Date:

                1) We obtained the Servicer's systems sub-ledger labeled "Worksheet for Aging Combined Trusts," for each month selected and added the following aging categories:

                        o       91 to 120 days

                        o       120 or more days

                        o       Attorney Status

                        o       Hold Status

                2) We obtained and added the Exchangeable Transferors Certificates share of the greater than 90 days delinquency amount to the sum in (1) above.

        We multiplied the result of (2) above by the Floating Investor Percentage (see B2(j)) at the end of the Monthly Period to obtain the Resulting Balance in the Yield Enhancement Account on the Related Transfer Date. This result was compared and agreed to the corresponding data in each Noteholders' Statement, without exception.

        (g) Amount in excess of the 91 Day Delinquency Amount released from the Yield Enhancement Account:

                1) We summarized the aging categories as identified in B13(f) above


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                2)      We summarized the following items (B13(a - d)) above.

                3) Compared and agreed 1) and 2) above to determine the following:

                        a)      If 2) is greater than 1) then, subtract 1) from
                                2) this represents the Amount in excess of the 91 Day Delinquency amount released from the Yield Enhancement Account.

                        b) If 2) is less than 1) then, zero balance would be recorded in this item.

        Recalculated the Amount in excess of the 91 Day Delinquency based upon the above formulas and compared and agreed such amounts to the corresponding data in each Noteholders' Statement, without exception.

        (h) Resulting balance in the Yield Enhancement Account on the related Transfer Date. (See Item B13(f) above.)


14.     Excess Funding Account:

        (a) The principal amount on deposit in the Excess Funding Account as of the end of the related Monthly Period.

                1) We noted that this amount is zero on each Noteholders' Statement. Management informed us, that pursuant to Item 4.03(a), they are not required to establish and maintain a segregated account with a Qualified Institution in the name of the Trustee, on behalf of the Trust, for the benefit of the Noteholders.

        (b) The Amount of Principal Collections deposited into the Excess Funding Account on the related Transfer Date. See 14(a)1) above.

        We noted zero balances were recorded in these items of each Noteholders' Statement, without exception.

        C.      FLOATING RATE DETERMINATION

                LIBOR for the Interest Period ending on this payment Date.

                For each month, we obtained a letter from the Trustee addressed to the Servicer and noted within each letter the LIBOR rate on each LIBOR Determination Date, for each Class. The results were compared and agreed to the corresponding data in each Noteholders' Statement, without exception.

        D.      AMORTIZATION PERIODS

                Items 1 - 6: Management informed us that this condition is not applicable as the circumstances giving rise to such event has not commenced. We noted that no information was presented in these items in each Noteholders' Statement, without exception.


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        E.      PAY OUT EVENTS

                For items (a) thru (i) we were informed by Management that:

                (a) Financed Premium Percentage for the related Monthly Period represents the ratio (expressed as a percentage) of the aggregate of premiums financed to the aggregate of the Insurance Premium Obligations for the current monthly period.

                (b) Financed Premium Percentage for the related Monthly Period immediately preceding the related Monthly Period represents the ratio (expressed as a percentage) of the aggregate of premiums financed to the aggregate of the Insurance Premium Obligations for the immediately preceding monthly period.

                (c) Financed Premium Percentage for the related Monthly Period next preceding the related Monthly Period represents the ratio (expressed as a percentage) of the aggregate of premiums financed to the aggregate of the Insurance Premium Obligations for the next preceding monthly period.

                (d) Monthly Payment Rate for the related Monthly Period represents a fraction (expressed as a percentage), the numerator of which equals the total Principal and Finance Charge Collections, and the denominator of which equals the aggregate amount of the total Principal Receivables in the Trust at the end of the preceding Monthly Period.

                (e) Monthly Payment Rate for the Monthly Period immediately preceding the related Monthly Period represents a fraction (expressed as a percentage), the numerator of which equals the total Principal and Finance Charge Collections for the immediately preceding monthly period, and the denominator of which equals the aggregate amount of the total Principal Receivables in the Trust at the end of the immediately preceding Monthly Period.

                (f) Monthly Payment Rate for the Monthly Period next preceding the related Monthly Period represents a fraction (expressed as a percentage), the numerator of which equals the total Principal and Finance Charge Collections for the next preceding monthly period, and the denominator of which equals the aggregate amount of the total Principal Receivables in the Trust at the end of the next preceding Monthly Period.

                (g) Annualized Monthly Excess Spread Amount for the related Monthly Period represents the percentage (expressed in basis points) calculated by annualizing the following:
                        Monthly Finance Charge Collections (See B10), plus the Available Yield Enhancement Amount (See B13 (b)), less the Investor Defaults for the related monthly period, less the Monthly Interest Payment based on the Capped Note Rate, divided by the Average Daily Balance for the Interest Period (See B2(f)).

                (h) Annualized Monthly Excess Spread Amount for the Monthly Period immediately preceding the related Monthly Period represents the percentage (expressed in basis points) calculated by annualizing the following: Monthly Finance Charge Collections(See B10) for the immediately preceding monthly period, plus the Available Yield Enhancement Amount (See B13(b)) for the immediately preceding monthly period, less the Investor Defaults for the immediately preceding monthly period, less the Monthly Interest Payment based on the Capped Note Rate for the immediately preceding monthly period, divided by the Average Daily Balance for the immediately preceding Interest Period (See B2(f)).

                (i) Annualized Monthly Excess Spread Amount for the Monthly Period next preceding the related Monthly Period represents the percentage (expressed in basis points) calculated by annualizing the following: Monthly Finance Charge Collections(See B10) for the next preceding monthly period, plus the Available Yield Enhancement Amount (See B13(b)) for the next preceding monthly period, less the Investor Defaults for the next preceding monthly period, less the Monthly Interest Payment based on the Capped Note Rate for the next preceding monthly period, divided by the Average Daily Balance for the next preceding Interest Period (See B2(f)).

        Using the applicable Worksheets, we recalculated and summarized Items E
        (a) - (i) as described above, and compared and agreed such recalculated amounts to the corresponding item in each Noteholders' Statement, without exception.

                Items (j), (k), and (l): Management informed us that the Unconcentrated 240+ Day Delinquency Percentage has not exceeded 6% for any of the three preceding Monthly Periods. Such amount is required to be report on if the 91 Day Delinquencies are greater than 6% for any of the three preceding Monthly Periods. Accordingly, we noted that no information was presented in this item on each Noteholders' Statement, without exception.

                                   APPENDIX B


Pursuant to Section 3.06(a) of the Agreement, we have performed the following:

          (1) Obtained from the Servicer, the Servicer Compliance Certificate (appended hereto as Exhibit 1) which includes the Servicer's representations that it has, for the period from January 1, 2002 to December 31, 2002, complied in all material respects with the terms and conditions set forth in Articles III and IV of the Agreement and Article 5 of the Base Indenture in each case as supplemented by each Series Supplement, with subclause (c) of
               Section 2.01 thereof and subclause (ii)(A) of Subsection 2.06 (d) thereof (the articles and subclauses collectively referred to herein as the "Compliance Covenants").

          (2) With respect to the requirements contained in the applicable sections of the Compliance Covenants, the following represents our procedures and findings:

                                   ARTICLE III

SECTION NO.

3.01      (d)  We inquired of the Servicer who informed us that there were no ineligible receivables during the calendar year.

3.02 We inquired of the Servicer who informed us that pursuant to the terms of the Agreement, the Servicer does not receive a servicing fee.

               Additionally, the fees and disbursements of the Paying Agent, Transfer Agent and Registrar, the Independent public accountants and other fees and expenses incurred by the Servicer are paid by the Original Transferor.

3.04      (b)  We obtained Servicer Reports for each month and for each Series in the six month period ended December 31, 2002 ("the six month period").

3.05 We obtained and read a copy of the Annual Servicer's Certificate noting that it was substantially in the form as prescribed by the Agreement and signed by an officer of the Servicer.


                                   ARTICLE IV

4.02           See 5.3 below.

4.03      (a)  See 5.4(a) below.

4.03      (b)  See 5.4(b) below.

4.03      (c)  See 5.4(c) below.

4.03      (d)  See 5.4(d) below.

4.03      (e)  We inquired of the Servicer who informed us that this is not applicable as the circumstances giving rise to such events have not occurred.

                                    ARTICLE V

5.3   (a)(b)   We inquired of the Servicer who informed us that pursuant to the terms set forth

      (c)(d) in Section 3.01(b) of the Agreement, the Servicer has not established segregated

          (e) Collection, Finance Charge and Principal or Series accounts, although the Trustee is

5.4       (a)  authorized to withdraw funds from a certain Servicer bank account.

5.4       (b)  For each month in the six month period, we recalculated the allocation of Collections between Finance Charge Receivables and Principal Receivables in the manner specified in Subsection 1.02(b) of the Agreement, and agreed such result to that contained in the Servicer Reports, without exception. (See Appendix A, Items B10 and B6).

5.4       (c)  As performed in Appendix A, items I(A)(B)(C)(D), we recalculated the allocation of the aggregate Collections for each month in the six month period to the Holders of the Trust Interests as set forth in the Agreement and compared without exception such result to that contained in the Servicer Reports.

5.4       (d)  We inquired of the Servicer who informed us that there have been no rebates, chargebacks, refunds or adjustments made in accordance with the Guidelines. Accordingly, the Servicer made no Credit Adjustments during the six month period and the Transferor's Ownership Interest did not require adjustment pursuant to this section of the Agreement.


5.4       (e)  See Item 5.3 above.

5.4       (f)  We inquired of the Servicer's Management and Management informed us that these are not applicable as the circumstances giving rise to such events have not occurred.

5.5            See Item 5.12 below

5.6            See Item 5.13 below

5.7 We inquired of the Servicer's Management and Management informed us that there have been no losses on any Permitted Investment.

5.8 We inquired of the Servicer's Management and Management informed us that these are not applicable as the circumstances giving rise to such events have not occurred.

5.9 We inquired of the Servicer's Management and Management informed us that these are not applicable as the circumstances giving rise to such events have not occurred.

5.11           (a) and (g) See Item 5.3 above.

               (b) and (d) We inquired of the Servicer's Management and Management informed us that these are not applicable as the circumstances giving rise to such events have not occurred.

               (f) See Appendix A Item B13.

5.12     DETERMINATION OF MONTHLY INTEREST

          (a) See Item I General Information - Class A, B and C-Available Funds in Appendix A.

          (b)  See Item 5.12 above.

          (c)  See Item 5.12 above.

5.13     DETERMINATION OF MONTHLY PRINCIPAL

          (a) We inquired of Management who informed us that the Controlled or the Rapid Amortization Period has not yet commenced.

          (b)  See Item 5.13(a) above.

          (c)  See Item 5.13(a) above.

5.14     COVERAGE OF REQUIRED AMOUNTS

          (a) We inquired of Management who informed us that the Required Amounts by Class have not exceeded the Available Funds by Class for any related Monthly Period.

          (b)  See Item 5.14(a) above.

          (c)  See Item 5.14(a) above.

          (d)  See Item 5.14(a) above.

5.15     MONTHLY PAYMENTS

          (a) We inquired of the Servicer who informed us that by filing the Monthly Servicer Report, the Servicer has instructed the Trustee to withdraw amounts required to be withdrawn from the Finance Charge Account; the Principal Account; the Excess Funding Account; and the Distribution Account in the order detailed in this Section.

          (b)  See Item 5.15(a) above.

          (c)  See Item 5.15(a) above.

          (d) We inquired of the Servicer who has informed us that as long as they are the Servicer during the Revolving Period, amounts equal to the Available Funds for Principal Collections are not distributed.

          (e) We inquired of the Servicer who informed us that the Controlled or Rapid Amortization Period has not yet commenced.

          (a)  Reserved

          (b)  Reserved

          (h)  See Item 5.15(a) above.

          (i)  See Item 5.15(e) above.

          (j) We inquired of the Servicer who informed us that there were no refinancings in the trust.

          (k)  See Appendix A Item B3.

5.16     INVESTOR CHARGE OFFS

          (a) We inquired of the Servicer who has informed us that no charge-offs have occurred for the six month period.

          (b)  See Item 5.16(a) above.

          (c)  See Item 5.16(a) above.

          (d) We inquired of the Servicer who informed us that cumulative losses in respect of receivables are tracked on an Obligor-by-Obligor basis and on an insurer-by-insurer basis.

          (e) We inquired of the Servicer's Management and Management informed us that there were no losses, recoveries, returned premium or other related proceeds during the six month period.

          (h) We inquired of the Servicer who informed us that they do not invest amounts on deposit in any Investor Account or any Series Account.

5.17      (a)  We noted that Monthly Available Funds, as reported, have exceeded
               Monthly Interest, as reported for the six month period; therefore, we inquired of the Servicer who informed us that accordingly, no application of the Yield Enhancement Amounts have been required.

          (b)  See Item 5.17(a) above.

          (c)  See Appendix A Item B6.

          (d)  See Item 5.17(a) above.

          (e)  See Appendix A Item A.

          (f)  See Item 5.17(a) above.

          (g)  See Appendix A Item A.

          (h)  See Appendix A Item A.

          (i)  See Appendix A Item A.

          (j)  See Item 5.17(a) above.

          (k)  See Item 5.17(a) above.

          (l)  See Item 5.17(a) above.

          (m)  See Item 5.17(a) above.

5.18      (a)  We inquired of the Servicer's Management and Management informed us that no Reallocated Principal Collections have occurred for the six month period.

          (b)  See Item 5.18(a) above.

          (c)  See Item 5.18(a) above.

5.19      (a)  See Appendix A Items B6 and B10.

          (b)  See Item 5.19(a) above.

          (c)  See Item 5.19(a) above.

5.20      (a)  We inquired of the Servicer who informed us, pursuant to Section
               4.03(a), that they are not required to establish and maintain with a Qualified Institution in the name of the Trustee, on behalf of the Trust, for the benefit of the Noteholders, a segregated account.

          (b)  See Item 5.20(a) above.

          (c)  See Item 5.20(a) above.

5.21      (a)  See Item 5.20(a) above.

          (b)  See Item 5.20(a) above.

5.22      (a)  For each month, we obtained a letter from the Trustee to the
               Servicer and noted the LIBOR rate on each LIBOR Determination Date, for each Class. See Apendix A, Item C.

5.23 We inquired of the Servicer's Management and Management informed us that this condition is not applicable as the circumstances giving rise to such event has not occurred.

5.24 We inquired of the Servicer's Management and Management informed us that this condition is not applicable as the circumstances giving rise to such event has not occurred.

5.25      See Appendix A, Item A.

5.26 We inquired of the Servicer's Management and Management informed us that this condition is not applicable as the circumstances giving rise to such event has not occurred.

                                   APPENDIX C

                                   EXHIBIT 1